UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure.

VistaGen Therapeutics, Inc. (the “Company”) today issued a press release that provided a business outlook regarding the clinical status of its flagship central nervous system (“CNS”) product candidate, AV-101 (L-4-chlorokyurenine or 4-CI-KYN), and an overview of anticipated events and near-term corporate, business, clinical and regulatory milestones expected through the first half of 2017.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 for Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: September 22, 2016	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 22, 2016